Exhibit 99.2

RE: MHI Hospitality Corporation

4801 Courthouse Street, Suite 201

Williamsburg, VA 23188

(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser Chief Financial Officer (301) 220-5400	Vicki Baker General Information (703) 796-1798

FOR IMMEDIATE RELEASE

WEDNESDAY, OCTOBER 31, 2007

MHI HOSPITALITY CORPORATION ANNOUNCES

CROWNE PLAZA® FLAG FOR TAMPA HOTEL

Williamsburg, VA – October 31, 2007 – MHI Hospitality Corporation (AMEX: MDH) announced today that the Company has entered into a 10-year franchise agreement with InterContinental Hotels Group (IHG) [LON: IHG, NYSE:IHG (ADRs)] through its franchising entity, Holiday Hospitality Franchising, Inc., to brand the hotel as the Crowne Plaza® Tampa Westshore.

The hotel is situated on 3.82 acres in Tampa’s Westshore Corridor, the city’s corporate, entertainment, restaurant and shopping district, and is within two miles of Tampa International Airport. In conjunction with the branding the Company will extensively renovate the hotel. Major physical renovations are expected to be completed within 18 months, with the Crowne Plaza® Tampa Westshore expected to open in the first quarter of 2009.

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, stated, “We are very pleased to partner once again with InterContinental Hotels Group to flag our Tampa hotel acquisition as a Crowne Plaza®. Our planned repositioning and upbranding of the Crowne Plaza® Tampa Westshore makes this asset an integral and promising addition to our real estate platform.”

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper upscale full service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the company’s portfolio

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MHI Hospitality Corporation

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consists of eight properties comprising 1,973 rooms, all of which operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the Company has a 25 percent interest in the Crowne Plaza Resort Hollywood Beach and a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Economic conditions generally and the real estate market specifically, management and performance of the Company’s hotels, plans for hotel renovations, financing plans, supply and demand for hotel rooms in the Company’s current and proposed market areas, the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations, legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts and competition, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.